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                                                                      EXHIBIT 24

                              LARSCOM INCORPORATED
                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Deborah M. Soon as his attorney in fact, each with full power of substitution, for him and any and all capacities, to sign any and all amendments to this Form 10-K for the year ending December 31, 1996, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratify and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Form 10-K.

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
NAME                                                      TITLE                                      DATE
---------------------------  ---------------------------------------------------------------  -------------------
Bruce D. Horn..............  Vice President, Finance and Chief Financial Officer (Chief
                             Financial Officer and Principal Accounting Officer)              March 25, 1997
Paul E. Graf...............  Director                                                         March 25, 1997
Kevin N. Kalkhoven.........  Director                                                         March 26, 1997
Harvey L. Poppel...........  Director                                                         March 21, 1997
Joseph F. Smorada..........  Director                                                         March 25, 1997
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